                                                                    Exhibit h(5)
                              AMENDMENT AGREEMENT
                              -------------------
                      (Deutsche Asset Management VIT Funds
           (f/k/a BT Insurance Funds Trust) Administration Agreement)

     THIS AMENDMENT is made as of March 1, 2001 (the "Effective Date"), by and between PFPC INC. (f/k/a First Data Investor Services Group, Inc.), a Massachusetts corporation ("PFPC") and DEUTSCHE ASSET MANAGEMENT VIT FUNDS (f/k/a BT Insurance Funds Trust), a Massachusetts business trust (the "Trust").

                                    Recitals
                                    --------

     WHEREAS, the Trust is a registered investment company for which PFPC provides administration services pursuant to an Administration Agreement, dated December 10, 1998 as amended to date (the "Original Agreement").

     WHEREAS, in addition to the services described in the Original Agreement, the Trust desires that PFPC provide the Trust's service providers with Internet access to certain fund portfolio data using PFPC DataStation ("DataStation"), all in accordance with the terms of this Agreement; and

     WHEREAS, the Trust and PFPC desire to amend the Original Agreement to provide for such services and corresponding fees.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PFPC and the Trust, intending to be legally bound hereby, agree as follows.

1. Amendments to Original Agreement.
   ---------------------------------

     (a) All references to "First Data Investor Services Group, Inc." and "Investor Services Group" are deleted and replaced with "PFPC Inc." and "PFPC" respectively.

     (b) All references to "BT Insurance Funds Trust" are deleted and replaced with "Deutsche Asset Management VIT Funds".

     (c) The Original Agreement is hereby amended to add a Section 3(n), which shall read in full as follows:

          "3(n)  PFPC DataStation Access Services.  PFPC shall provide to the
                 ---------------------------------
          Trust the DataStation Internet access services as set forth on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time. Persons who are Trust "Authorized Persons" to access DataStation are set forth on Exhibit B attached hereto and made a part hereof, as such Exhibit B may be amended from time to time.

     (d) Exhibit A and Exhibit B are hereby added to the Original Agreement to read in full as set forth in such Exhibits to this Agreement.

2. Miscellaneous.
   -------------

     (a) Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Original Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed. In the event of a conflict between the terms hereof and the Original Agreement, as to the Internet services, this Agreement shall control.

     (b) This Agreement, together with its Exhibits, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supercedes all prior communications with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.


DEUTSCHE ASSET MANAGEMENT VIT FUNDS


By: /s/ Sharon Kanovsky
    -------------------------------
Name:  Sharon Kanovsky
Title: Assistant Treasurer

PFPC INC.


By: /s/ Stephen M. Wynne
    -------------------------------
Name:  Stephen M. Wynne
Title: Executive Vice President

                                   EXHIBIT A

                          DataStation Access Services
                          ---------------------------


THIS EXHIBIT A, dated as of March 1, 2001 is Exhibit A to the Administration Agreement dated December 10, 1998, as amended to date (the "Agreement") between Deutsche Asset Management VIT Funds (the "Trust") and PFPC Inc. ("PFPC"). This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement as of the date hereof.

1. PFPC Services
----------------

     (a) Provide Internet access to PFPC DataStation ("DataStation") at www.pfpcdatastation.com (the "Site") for Fund portfolio data otherwise
          -----------------------
          supplied by PFPC to Trust service providers via other electronic and manual methods (the "Services"). Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances, and (iii) net asset value-related data (NAV and net asset, distribution and yield detail).

     (b) Supply each of the Authorized Persons specified on Exhibit B as permissible users of Datastation (the "Users") with a logon ID and Password;

     (c) Provide to Users access to the information listed in (a) above using standard inquiry tools and reports. Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth below and will be negotiated and billed separately.

     (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

     (e) Monitor the telephone lines involved in providing the Services and inform the Trust promptly of any malfunctions or service interruptions.

2. Duties of the Trust and the Users
------------------------------------

       (a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

       (b) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

3. Standard of Care; Limitations of Liability
---------------------------------------------

   (a) Notwithstanding anything to the contrary contained in the Agreement or this Exhibit A, PFPC shall be liable for direct damages incurred by the Trust and which arising out of PFPC's failure to perform its duties and obligations described in this Exhibit A to the extent such damages constitute willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Exhibit A.

   (b) The Trust acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Trust agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care above.

   (c) Without limiting the generality of the foregoing or any other provisions of this Exhibit A or the Agreement, PFPC shall not be liable for delays or failures to perform any of the Services or errors or loss of data occurring by reason of circumstances beyond such party's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Exhibit.

4. Fees for DataStation Services.
--------------------------------

   PFPC shall be entitled to the following fee for the DataStation Services set forth above: $110.00 per month per portfolio. Monthly fees for additional portfolios will be negotiated separately. Fees do not include access to automated portfolio compliance module or any other applications appended to the core application. Fees for any such modules will be billed additionally. Fees for the development of customized functions or reporting will be negotiated and billed separately.

5.     Duration, Termination and Changes to Terms.
-------------------------------------------------

   (a) PFPC shall have the right at any time to review and propose changes to the terms and fees described in this Agreement. Such changes will become effective and bind the parties only upon written agreement of the parties.

   (b) Either party may terminate this Agreement upon sixty (60) days prior written notice to the other. Any outstanding fees must be paid before this Agreement terminates.

6. Miscellaneous.  In the event of a conflict between specific terms of this
----------------
   Exhibit A and the Agreement, this Exhibit A shall control as to the Internet Services.

DEUTSCHE ASSET                           PFPC INC.
MANAGEMENT VIT FUNDS



By:    /s/ Sharon Kanovsky               By:    /s/ Stephen M. Wynne
    --------------------------               -------------------------------
Name:  Sharon Kanovsky                   Name:  Stephen M. Wynne
Title: Assistant Treasurer               Title: Executive Vice President

                                   EXHIBIT B

                        DataStation Authorized Persons
                        ------------------------------

THIS EXHIBIT B, dated as of March 1, 2001 is Exhibit B to the Administration Agreement dated December 10, 1998, as amended to date (the "Agreement") between Deutsche Asset Management VIT Funds (the "Trust") and PFPC Inc. ("PFPC"). This Exhibit B shall supersede all previous forms of Exhibit B to the Agreement as of the date hereof.


The following individuals shall be Trust Authorized Persons to access PFPC
DataStation:

     Name               Company or Firm                Signature
     ----               ---------------                ---------

Sharon Kanovsky    Deutsche Asset Management       /s/ Sharon Kanovsky
                                                   -------------------------

Jenny Schaefer     Deutsche Asset Management       /s/ Jenny Schaefer
                                                   -------------------------

Kelly McDevitt     Deutsche Asset Management       /s/ Kelly McDevitt
                                                   -------------------------

Marc Feuerberg     Deutsche Asset Management       /s/ Marc Feuerberg
                                                   -------------------------

Michael Joseph     Deutsche Asset Management       /s/ Michael Joseph
                                                   -------------------------

Brian Kienzle      Deutsche Asset Management       /s/ Brian Kienzle
                                                   -------------------------


DEUTSCHE ASSET                        PFPC INC.
MANAGEMENT VIT FUNDS



By:    /s/ Sharon Kanovsky            By:    /s/ Stephen M. Wynne
    ----------------------------          --------------------------------
Name:  Sharon Kanovsky                Name:  Stephen M. Wynne
Title: Assistant Treasurer            Title: Executive Vice President